UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025 (May 2, 2025)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2025, LogicMark, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), received a written notification (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that based on its review of the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), the Staff has determined to delist the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to its discretionary authority under Nasdaq Listing Rule 5101. Specifically, as set forth in the Notice, the Staff determined that the Company’s issuance of securities in connection with its February 2025 public offering (the “February Offering”), particularly the Series D warrants exercisable on an alternate cashless exercise basis as described in the Company’s prior SEC filings, arguably, according to the Staff raised public interest concerns because the issuance of a large number of shares of Common Stock upon the exercise of such Series D warrants resulted in substantial dilution for the Company’s shareholders. Accordingly, as set forth in the Notice, this matter serves as an additional basis for delisting the Common Stock from the Nasdaq Capital Market.

The Notice also serves as a formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Capital Market. The Notice provides that in accordance with Nasdaq Listing Rule 5810(d), the Company should present its views with respect to this additional deficiency no later than May 9, 2025. The Company believes that it complied with all applicable and published SEC and Nasdaq rules and regulations in connection with the February Offering and that the Staff’s reliance on Nasdaq Listing Rule 5101 to delist the Common Stock raises significant due process concerns. The Company is committed to taking all necessary and appropriate actions that may be required in order to regain compliance with Nasdaq’s listing standards and plans to submit a response to the Panel on or before May 9, 2025.

There are no assurances that the Company will be able to regain or maintain compliance with any listing standards of Nasdaq, that the Panel will grant the Company any extension of time to regain compliance with any such listing requirements, or that any response to the Panel regarding the determination in the Notice will be successful.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with Nasdaq’s listing requirements, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to regain and maintain compliance with Nasdaq listing standards, the Company’s ability to be successful in its response to the Staff’s determination in the Notice, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025	LogicMark, Inc.

	By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

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